UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

XILINX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Grant of Restricted Stock Unit Awards
On June 7, 2011, the Compensation Committee of the Board of Directors of Xilinx, Inc. (the “Company”) approved the grant of restricted stock unit awards to the Company’s executive officers (other than our Chief Executive Officer), as part of the Company’s executive incentive program for fiscal year 2012. Such grants shall be effective on July 5, 2011 (the “Grant Date”). Also on June 7, 2011, the Board of Directors of the Company approved the grant of restricted stock unit awards to the Chief Executive Officer, also to be effective on the Grant Date. Accordingly, on the Grant Date, each of the following executive officers will be granted a number of restricted stock units determined by dividing a dollar amount specified for each individual by the average closing price per share of our common stock on the NASDAQ Stock Market for the three-month period ending on the Grant Date.

Executive Officer	Dollar Amount
Moshe N. Gavrielov, President and Chief Executive Officer	$3,200,000.00
Jon A. Olson, Senior Vice President, Finance and Chief Financial Officer	$1,200,000.00
Victor Peng, Senior Vice President, Programmable Platforms Development	$1,200,000.00
Vincent A. Ratford, Senior Vice President, Worldwide Marketing and Business Development	$800,000.00
Frank A. Tornaghi, Senior Vice President, Worldwide Sales	$800,000.00
Of the computed number of restricted stock units, 40% of the restricted stock units (rounded up to the nearest 500) will be made subject to an award that will vest subject to the executive’s continuous employment through the third anniversary of the Grant Date. The remaining 60% of the restricted stock units (rounded up to the nearest 500) will constitute a performance-based target award, with the number of restricted stock units actually earned and vested to be scaled either down or up from the target amount (but not in excess of 150% of the target amount) based on the Company’s degree of achievement of specified performance goals and subject to the executive’s continued employment over a three-year vesting period (the “Performance-Based Units”).
The Performance-Based Units will be earned based on the extent of the Company’s performance during our 2012 fiscal year as determined under three metrics: (1) the Company’s share of the total revenue for the performance period of a group consisting of the Company and competitors specified by the Compensation Committee, (2) a pre-established technology leadership metric specified by the Compensation Committee and (3) a pre-established quality leadership metric specified by the Compensation Committee. These three metrics are weighted 20%, 50% and 30%, respectively, and measured on a scale of 0% to 150% of the target goal. Following the completion of fiscal 2012, the Compensation Committee will determine the extent of the Company’s performance for the year against each metric, and the resulting weighted performance achievement factor will be multiplied by an executive’s target award to determine the number of Performance-Based Units earned by that executive. These earned units will vest in equal installments ending on each of the first three anniversaries of the Grant Date, subject to the executive’s continued employment.
Amendment to Executive Incentive Plan for Fiscal Year 2012
On June 7, 2011, the Board of Directors also approved an amendment to certain terms of the Chief Executive Officer’s participation in the Company’s Executive Incentive Plan for fiscal year 2012 (the “2012 Incentive Plan), which was adopted by the Compensation Committee on April 29, 2011 and disclosed on a Form 8-K filed on May 3, 2011. This amendment to the 2012 Incentive Plan provides that the individual performance component of the plan applicable to the Chief Executive Officer will be established, measured and paid on an annual basis rather than a semi-annual basis. The individual performance component for all other executive officers will continue to be established, measured and paid on a semi-annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.
Date: June 10, 2011	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer